Exhibit 10.2

Intercreditor Deed

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Wayne Edward Dearing (Seller Security Agent)

Each Person named in Schedule 1 (Sellers)

The Crone Law Group, P.C. (New Lender Security Agent)

Each Person named in Schedule 2 (New Lenders)

Grom Social Enterprises, Inc. (GSE)

Grom Holdings, Inc. (Grom)

TD Holdings Limited (TDH)

Top Draw Animation HongKong Limited (TDAHK)

The Crone Law Group, P.C. (Escrow Agent)

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Level 32 Wu Chung House 213 Queen's Road East Hong Kong T +852 2841 6888 F +852 2810 0235 minterellison.com

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Intercreditor deed

Details	4
Agreed terms	8
1. Defined terms and interpretation	8
1.1 Defined terms	8
1.2 Successors and Assigns	13
1.3 Headings	13
1.4 Miscellaneous	14
1.5 Effect as a Deed	15
1.6 Third Party Rights	15
2. Repayment of the Seller Notes	15
3. Closing Obligations	15
3.1 Closing obligations of GSE and the Security Providers	15
3.2 Closing obligations of the New Lender Security Agent	16
3.3 Closing obligations of the Seller Security Agent	17
4. Escrow Arrangement	17
4.1 Escrow Documents	17
4.2 Authorisations	18
4.3 Return of Escrow Documents	18
5. Consent	18
5.1 Conditions precedent	18
5.2 Consent	18
5.3 Effectiveness of this Deed	19
5.4 Delivery of Security Documents	19
6. Securities and distributions	20
6.1 Application of this Clause	20
6.2 Equal ranking	20
6.3 Application of money and proceeds	20
6.4 Contingent liabilities	21
6.5 Arrangements paramount	21
6.6 Continuation	21
6.7 Other property	21

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7. Dealings between Security Holders	22
7.1 Application of this Clause	22
7.2 Title documents	22
7.3 Distribution	22
7.4 Dealing with a Security	22
7.5 Increasing the Secured Obligation	23
7.6 Default under Security	23
7.7 Exercise of Powers and enforcement	23
7.8 Sale of Secured Assets	23
8. Representations and warranties	23
8.1 General representations and warranties	23
8.2 By the Security Providers	24
8.3 Reliance and survival	25
9. Security Provider provisions	25
9.1 Acknowledgment	25
9.2 Co-operation	25
9.3 Cross default	25
9.4 No subrogation	25
9.5 Provide copies of Security and variations	26
10. Payments	26
10.1 Manner of payment	26
10.2 Payments and receipts in foreign currency	26
10.3 Due day for payment	26
11. Costs, expenses and Taxes	26
11.1 Costs and expenses of Security Providers	26
11.2 Amendment costs	26
11.3 Enforcement costs	27
11.4 Taxes, fees and charges	27
12. Notices and other communications	27
12.1 Service of notices	27
12.2 Effective on receipt	27
13. Assignment	28
13.1 By Security Holder	28
13.2 By Security Providers	28

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14. Protection provisions	28
14.1 Security Holder not liable	28
14.2 Security Holder not restricted	28
14.3 Indemnities and reimbursement obligations	29
14.4 Reinstating avoided transaction	29
14.5 Authorised Representatives and communications	29
15. General provisions	29
15.1 Consideration	29
15.2 Prompt performance	29
15.3 Powers	30
15.4 Consent and waivers	30
15.5 Notices or demands as evidence	30
15.6 Severability	30
15.7 Amendments	30
15.8 Termination	30
15.9 Governing law	30
15.10 Jurisdiction	30
15.11 Service of process	31
15.12 No Presumption	31
15.13 Counterparts	31
Schedule 1 – The Sellers	32
Schedule 2 – The New Lenders	33
Signing page	34

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Details

Date	13 March 2020

Parties

Name	Wayne Edward Dearing as security agent for himself and on behalf of the Sellers (as defined below)
Short form name	Seller Security Agent
Notice details	Address: 12 Zinia Street, Valle Verde 2, Pasig City, Philippines 1605 Email: wdearing@topdrawanimation.com

Name	Each Person named in Schedule 1
Short form name	collectively, the Sellers
Notice details	As specified in Schedule 1

Name	The Crone Law Group, P.C. as security agent on behalf of the New Lenders
Short form name	New Lender Security Agent
Place of incorporation	State of California in the US
Notice details	Address: 500 Fifth Ave, Suite 938, New York, NY 10110 Email: mcrone@cronelawgroup.com Fax number: (818) 688-3130 Attention: Mark E. Crone

Name	Each Person named in Schedule 2
Short form name	collectively, the New Lenders
Notice details	As specified in Schedule 2

Name	Grom Social Enterprises, Inc.
Short form name	GSE
Place of incorporation	Florida
Notice details	Address: 2060 NW Boca Raton Boulevard, Suite #6 Boca Raton Florida 33431 Emails: mel@gromsocial.com and darren@gromsocial.com Fax number: (844) 704-4766 Attention: Melvin Leiner and Darren Marks

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Name	Grom Holdings, Inc.
Short form name	Grom
Place of incorporation	Delaware
Notice details	Address: 2711 Centerville Road, Suite 400, City of Wilmington19808, County of New Castle, Delaware

Name	TD Holdings Limited
Short form name	TDH
Place of incorporation	Hong Kong (company number 996145)
Notice details	Address: Rooms 1009-1012, 10/F, K. Wah Centre, 191 Java Road, North Point, Hong Kong

Name	Top Draw Animation HongKong Limited
Short form name	TDAHK
Role	Hong Kong (company number 738855)
Notice details	Address: Rooms 1009-1012, 10/F, K. Wah Centre, 191 Java Road, North Point, Hong Kong

Name	The Crone Law Group, P.C. as escrow agent
Short form name	Escrow Agent
Place of incorporation	State of California in the US
Notice details	Address: 500 Fifth Ave, Suite 938, New York, NY 10110

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Background

A	By a share sale agreement dated 20 June 2016 and entered into between the Sellers and Grom (as the same may be amended, supplemented or otherwise modified from time to time) (the SPA), the Sellers agreed to sell, and Grom agreed to purchase, the entire issued share capital of TDH pursuant to the terms and subject to the conditions therein.

B	In accordance with the SPA, the consideration for the sale and purchase of the entire issued share capital of TDH was partially paid by way of (i) the Short Term Note (as defined below) in the amount of US$500,000; and (ii) the Buyer Notes (as defined below) in the amount of US$4,000,000. The obligations of the Short Term Note and the Buyer Notes were guaranteed by, among other things, the provision of the Guarantees (as defined below) by TDH and TDAHK, respectively, in favour of the Seller Security Agent under the Seller Debentures (as defined below). The Guarantees were secured by, among other things, the fixed and floating charges created under the Seller Debentures (as defined below).

C	GSE, being the holding company of Grom, proposes to issue the Convertible Notes (as defined below) in the aggregate amount of US$3,000,000 in favour of the New Lenders on the terms and conditions of the Convertible Notes Subscription Agreements (as defined below), the proceeds of which shall be used for, among other things, the partial repayment of the Seller Notes. As security for the obligations of the Convertible Notes:

(i)	Grom proposes to enter into the New Lender TDH Share Charge in favour of the New Lender Security Agent (on behalf of the New Lenders);

(ii)	TDH proposes to enter into the New Lender TDH Debenture and the New Lender TDAHK Share Charge in favour of the New Lender Security Agent (on behalf of the New Lenders); and

(iii)	TDAHK proposes to enter into the New Lender TDAHK Debenture in favour of the New Lender Security Agent (on behalf of the New Lenders).

D	As further security for the obligations of the Seller Notes:

(i)	Grom proposes to enter into the Seller TDH Share Charge in favour of the Seller Security Agent (for himself and on behalf of the Sellers); and

(ii)	TDH proposes to enter into the Seller TDAHK Share Charge in favour of the Seller Security Agent (for himself and on behalf of the Sellers).

E	The Parties agree that the Seller Security and the New Lender Security shall rank equally on a pari passu basis, and the Parties will cooperate on the enforcement of such Security, as set out in this Deed.

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Agreed terms

1.	Defined terms and interpretation

1.1	Defined terms

In this Deed:

Account Bank means the bank with which The Crone Law Group, P.C. has established the Company Account which it maintains funds on behalf of GSE.

Approval means any approval, clearance, license, authorisation, release, order, or consent required to be obtained from, or any registration, qualification, permit, designation, declaration, filing, notice, statement or other communication required to be filed with or delivered to, any Governmental Authority or any other Person, or any waiver of any of the foregoing or from any Governmental Authority or any other Person.

Authorised Representative means:

(a)	in respect of each Security Provider, a director or company secretary, or a Person it notifies to the Security Holders (with a certified true copy of that Person's specimen signature) as being authorised to act as its authorised representative for the purposes of this Deed; and

(b)	in respect of a Security Holder, a Person notified to the other Parties to act as its/his/her authorised representative for the purposes of this Deed.

Avoidance has the meaning given to it in Clause 14.4 (Reinstating avoided transaction).

Business Day means a day on which commercial banks in Hong Kong are generally open for business (other than a Saturday, Sunday, public holiday or a day on which commercial banks do not open for business owing to a tropical cyclone warning signal number 8 or above or a "black" rainstorm warning signal being in force in Hong Kong).

Buyer Notes has the meaning given to it in the SPA.

Closing Date means the date of completion of the issue and subscription of the Convertible Notes.

Companies Ordinance means the Companies Ordinance (Chapter 622 of the Laws of Hong Kong).

Company Account means the bank account designated by GSE for receiving the proceeds from the issue of the Convertible Notes.

Confirmation has the meaning given to it in Clause 4.1(c) (Escrow Documents).

Convertible Notes means certain convertible notes in the aggregate principal amount of US$3,000,000 of GSE issued in favour of the New Lenders.

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Convertible Notes Subscription Agreements means collectively the subscription agreements dated on or around the date of this Deed and entered into between GSE and each New Lender in relation to, among other things, the subscription of the Convertible Notes.

Encumbrance means any interest or equity of any Person (including any right to acquire, option or right of pre-emption or first offer or first refusal) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or other security agreement or arrangement or any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

Escrow Agent means The Crone Law Group, P.C. in its capacity as escrow agent for the benefit of the Security Providers and the Security Holders.

Escrow Documents means collectively (a) the documents to be delivered to the Escrow Agent by the Security Providers pursuant to Clause 3.1(b)(i) and 3.1(b)(iii); (b) the documents to be delivered to the Escrow Agent by the New Lender Security Agent pursuant to Clause 3.2; and (c) the documents to be delivered to the Escrow Agent by the Seller Security Agent pursuant to Clause 3.3(a), and each an Escrow Document.

Event of Default means an event of default (however described) under any of the Seller Security and the New Lender Security.

Governmental Authority means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission, instrumentality, securities exchange, supervisory or regulatory body of any country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organisation.

Governmental Order means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

Guarantees means collectively the guarantees provided by TDH and TDAHK, respectively, in favour of the Seller Security Agent pursuant to the Seller Debentures.

Hong Kong means the Hong Kong Special Administrative Region of the People's Republic of China.

Law or Laws means any constitutional provision, statute or other law, rule, regulation, guidance, decisions, published official policy or published official interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

Loss means a loss, claim, action, damage, liability, cost, charge, expense, penalty, fine or any other outgoing suffered, paid or incurred.

New Lender Security Agent Agreement means the security agent agreement dated on or around the date of this Deed and entered into between the New Lender Security Agent and each New Lender.

New Lender Debentures means collectively the New Lender TDH Debenture and the New Lender TDAHK Debenture.

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New Lender Indebtedness means all outstanding indebtedness incurred by the Security Providers under the New Lender Transaction Documents as at the date of this Deed.

New Lender Secured Assets means all property and assets being the subject of the New Lender Security.

New Lender Security means any Encumbrance granted, created or expressed to be created under the New Lender Security Documents.

New Lender Security Documents means collectively:

(a)	the New Lender Debentures; and

(b)	the New Lender Share Charges.

New Lender Share Charges means collectively the New Lender TDH Share Charge and the New Lender TDAHK Share Charge.

New Lender Subscription Amount means the aggregate subscription amount payable by the New Lenders for their respective subscription of the Convertible Notes, which shall be an amount no less than US$3,000,000.

New Lender TDAHK Debenture means the debenture to be entered into between TDAHK as chargor and the New Lender Security Agent (on behalf of the New Lenders).

New Lender TDAHK Share Charge means the share charge to be entered into between TDH as chargor and the New Security Agent (on behalf of the New Lenders), which creates a security interest over all shares held by TDH in the issued share capital of TDAHK.

New Lender TDH Debenture means the debenture to be entered into between TDH as chargor and the New Lender Security Agent (on behalf of the New Lenders).

New Lender TDH Share Charge means the share charge to be entered into between Grom as chargor and the New Security Agent (on behalf of the New Lenders), which creates a security interest over the entire issued share capital of TDH.

New Lender Transaction Documents means collectively:

(a)	the Convertible Notes Subscription Agreements;

(b)	the document(s) creating and constituting the Convertible Notes;

(c)	the New Lender Security Agent Agreement;

(d)	this Deed; and

(e)	the New Lender Security Documents.

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Party means each party to this Deed, and Parties shall be construed accordingly.

Payment Instruction has the meaning given to it in Clause 3.1(a) (Closing deliverables of GSE and the Security Providers).

Person shall include an individual, corporation, company, partnership, firm, trustee, trust, executor, administrator or other legal personal representative; unincorporated association, joint venture, syndicate or other business enterprise; any governmental, administrative or regulatory authority or agency; and their respective successors, legal personal representatives and assigns, as the case may be; and pronouns shall have a similarly extended meaning.

Power means, in respect of a Security Holder, any right, power, discretion or remedy of that Security Holder under any of its Security or applicable law.

Receiver means any receiver, manager, receiver and manager or other similar officer appointed by a Security Holder pursuant to a Security.

Repayment Amount has the meaning given to it in Clause 2(a) (Repayment of the Seller Notes).

Repayment Date means the date on which the Repayment Amount is transferred to the Seller Account and received by the Seller, which shall be a date no later than one (1) Business Day after the Closing Date.

Secured Assets means collectively the Seller Secured Assets and the New Lender Secured Assets.

Secured Obligations means:

(a)	all present and future obligations and liabilities (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money and including any obligation or liability to pay damages and whether jointly or severally or in any other capacity) of the Security Providers to the Security Holders under the Seller Transaction Documents or the New Lender Transaction Documents (as the case may be), whether for outstanding principal, interest, fees, cost, expenses, indemnities or otherwise; and

(b)	in the event of any proceeding(s) for the collection or enforcement of any of the obligations or liabilities described in sub-paragraph (a) above, the expenses of taking, holding, preparing for sale or transfer, selling or otherwise disposing of or realising the security constituted by this Deed including, without limitation, the fees of legal and other advisers and court costs, but shall not include any obligation or liability to the extent that if it were so included in any Security Document or any part thereof would give rise to financial assistance within the meaning of sections 274 and 275 of the Companies Ordinance unless such financial assistance is not prohibited by virtue of section 275 and sections 277 to 289 of the Companies Ordinance.

Security means collectively the Seller Security and the New Lender Security.

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Security Holder means each of Security Holder A and Security Holder B, and collectively the Security Holders.

Security Holder A means collectively the Sellers and the Seller Security Agent (for himself and on behalf of the Sellers).

Security Holder B means collectively the New Lenders and the New Lender Security Agent (on behalf of the New Lenders).

Security Provider means each of Grom, TDH and TDAHK, and collectively the Security Providers.

Seller Account means the bank account designated by the Sellers for receiving the Repayment Amount.

Seller Debentures means collectively the Seller TDH Debenture and the Seller TDAHK Debenture.

Seller Indebtedness means all outstanding indebtedness incurred by the Security Providers under the Seller Transaction Documents as at the date of this Deed.

Seller Notes means collectively the Short Term Note and the Buyer Notes.

Seller Secured Assets means all property and assets being the subject of the Seller Security.

Seller Security means any Encumbrance granted, created or expressed to be created under the Seller Security Documents.

Seller Security Documents means collectively:

(a)	the Seller Debentures; and

(b)	the Seller Share Charges.

Seller Security Trust Deed means the security trust deed dated 11 July 2016 and entered into between the Seller Security Agent and each Seller.

Seller Share Charges means collectively the Seller TDH Share Charge and the Seller TDAHK Share Charge.

Seller TDAHK Debenture the guarantee and debenture dated 11 July 2016 and entered into between TDAHK as guarantor and chargor and the Seller Security Agent (for himself and on behalf of the Sellers).

Seller TDAHK Share Charge means the share charge to be entered into between TDH as chargor and the Seller Security Agent (for himself and on behalf of the Sellers), which creates a security interest over all shares held by TDH in the issued share capital of TDAHK.

Seller TDH Debenture means the guarantee and debenture dated 11 July 2016 and entered into between TDH as guarantor and chargor and the Seller Security Agent (for himself and on behalf of the Sellers).

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Seller TDH Share Charge means the share charge to be entered into between Grom as chargor and the Seller Security Agent (for himself and on behalf of the Sellers), which creates a security interest over the entire issued share capital of TDH.

Seller Transaction Documents means collectively:

(a)	the SPA;

(b)	the Seller Notes;

(c)	the Seller Security Trust Deed;

(d)	this Deed; and

(e)	the Seller Security Documents.

Short Term Note means the short term buyer notes dated 1 July 2016 and entered into between Grom and each of the Sellers.

SPA has the meaning given to it in the Background.

Tax or Taxes means all applicable forms of taxation, duties, levies imposts and social security charges, whether direct or indirect, including but not limited to corporate income tax, wage withholding tax, national social security contributions and employee social security contributions, value added tax, business tax, customs and excise duties, capital tax and other legal transaction taxes, dividend withholding tax, dividend distribution tax, land taxes, environmental taxes and duties and any other type of taxes or duties payable by virtue of any applicable national, regional or local Law and which may be due directly or by virtue of joint and several liability in any relevant jurisdiction; together with any interest, penalties, surcharges or fines relating to them, due, payable, levied, imposed upon or claimed to be owed in any relevant jurisdiction.

US means the United States of America.

US Dollar or USD or US$ means United States Dollars, the lawful currency of the US.

1.2	Successors and Assigns

The expressions "Seller", "Seller Security Agent", "New Lender", "New Lender Security Agent" and "Party" shall where the context permits include their respective successors and permitted assigns and permitted transferees and any Persons deriving title under them.

1.3	Headings

The headings and subtitles used in this Deed are used for convenience only and are not to be considered in construing or interpreting this Deed.

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1.4	Miscellaneous

In this Deed, unless the context requires otherwise:

(a)	references to "Background", "Clauses" and "Schedules" are references to the background to, clauses of and schedules to this Deed;

(b)	references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine or neuter and vice versa;

(c)	the term "or" is not exclusive;

(d)	the terms "herein", "hereof", and other similar words refer to this Deed as a whole and not to any particular section, clause, paragraph or other subdivision;

(e)	the terms "include" and "including" shall be construed to mean "including without limitation";

(f)	the terms "shall", "will", and "agrees" are mandatory, and the term "may" is permissive;

(g)	the term "day" means "calendar day" and the term "month" means "calendar month";

(h)	references to "assets" include present and future properties, rights and assets of every description;

(i)	references to "indebtedness" include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(j)	references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

(k)	references to any document are to be construed as references to such document as amended, supplemented, extended, restated, novated and/or replaced in any manner from time to time;

(l)	references to a legal term for a legal document, court, judicial process, action, remedy, legal status, official or any other legal concept, in respect of a jurisdiction other than Hong Kong, shall be deemed to be a reference to whatever most closely equates to the Hong Kong legal term in that jurisdiction;

(m)	references to dates and times are references to Hong Kong dates and times;

(n)	a rule of construction does not apply to the disadvantage of a Party because the Party was responsible for the preparation of this Deed or any part of it;

(o)	the Background and Schedules to this Deed form part of it and shall have the same force and effect as if expressly set out in the body of this Deed; and

(p)	a "certified true copy" of a document, unless otherwise expressly provided herein, refers to a copy of such document certified by (i) a director or (if so agreed by the Party receiving such copy) the company secretary of the relevant Person producing such copy; or (ii) (if so agreed by the Party receiving such copy) a certified public accountant or the Hong Kong legal adviser to the relevant Person producing such copy, as a true copy of the original document.

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1.5	Effect as a Deed

The Parties intend that this Deed shall take effect as a deed notwithstanding the fact that a Party may only execute this Deed under hand.

1.6	Third Party Rights

Notwithstanding any terms of this Deed:

(a)	the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) shall not apply to this Deed and, unless specifically provided herein, no Person other than the Parties shall have any rights under it nor shall it be enforceable by any Person other than the Parties; and

(b)	the consent of any third party is not required for any variation to (including any release or compromise of any liability under) or termination of this Deed.

2.	Repayment of the Seller Notes

(a)	GSE shall use at least US$3,000,000 of the proceeds received from the issue of the Convertible Notes (the Repayment Amount) to partially repay or settle the Seller Indebtedness, such that the outstanding amount payable under the Seller Notes after such repayment or settlement shall be US$1,000,000 or less. The Sellers and Grom shall enter into an amending agreement with respect to the Seller Notes on or around the Repayment Date to reflect, among other things, the partial repayment of the Seller Notes, in such form and substance satisfactory to the Sellers and Grom.

(b)	Each New Lender agrees, confirms and acknowledges that the New Lender Subscription Amount shall be used to partially repay or settle the Seller Indebtedness as set out in Clause 2(a) (Repayment of the Seller Notes).

(c)	Subject to the performance of Clause 2(a) on the Closing Date as evidenced by the receipt of the Payment Instruction by the Seller Security Agent in accordance with Clause 3.1(a), each of the Sellers and the Seller Security Agent consents to the creation of the indebtedness (whether actual or contingent) under the Convertible Notes in the aggregate principal amount of no more than US$3,000,000 by GSE on the Closing Date, and agrees that the creation of such indebtedness is not a breach of, or default under, the Seller Security, any Seller Transaction Document or this Deed.

3.	Closing Obligations

3.1	Closing obligations of GSE and the Security Providers

(a)	On the Closing Date, GSE shall deliver or cause to be delivered to the Seller Security Agent a copy of the irrevocable payment instruction (the Payment Instruction) duly executed by The Crone Law Group, P.C. (as the accountholder of the Company Account) and acknowledged by the Account Bank instructing the Account Bank to transfer the Repayment Amount in immediately available US Dollar funds from the Company Account to the Seller Account.

(b)	On the Closing Date, the Security Providers shall:

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(i)	deliver or cause to be delivered by way of electronic means to the Escrow Agent (to be held in escrow for the benefit of the Security Providers, the Sellers and the Seller Security Agent):

(A)	at least two (2) undated counterparts of the Seller TDH Share Charge duly executed by Grom;

(B)	such ancillary documents duly executed by the relevant Security Provider as scheduled to the Seller TDH Share Charge (except for such signature pages to those ancillary documents that are to be executed by Mr. Wayne Edward Dearing in his capacity as a director of TDH);

(C)	at least two (2) undated counterparts of the Seller TDAHK Share Charge duly executed by TDH; and

(D)	such ancillary documents duly executed by the relevant Security Provider as scheduled to the Seller TDAHK Share Charge (except for such signature pages to those ancillary documents that are to be executed by Mr. Wayne Edward Dearing in his capacity as a director of TDAHK);

(ii)	deliver or cause to be delivered by way of electronic means to the Seller Security Agent (or its Authorised Representative) (and the Security Providers undertake to deliver or cause to be delivered the originals to the Seller Security Agent (or its Authorised Representative) in accordance with Clause 5.4(c)(ii)):

(A)	the share certificate as required under the Seller TDH Share Charge, with the common seal of TDH affixed thereto; and

(B)	the share certificate as required under the Seller TDAHK Share Charge, with the common seal of TDAHK affixed thereto;

(iii)	deliver or cause to be delivered by way of electronic means to the Escrow Agent (to be held in escrow for the benefit of the Security Providers, the New Lenders and the New Lender Security Agent):

(A)	at least two (2) undated counterparts of the New Lender TDH Share Charge duly executed by Grom, together with the share certificate as required under the New Lender TDH Share Charge;

(B)	at least two (2) undated counterparts of the New Lender TDAHK Share Charge duly executed by TDH, together with the share certificate as required under the New Lender TDAHK Share Charge;

(C)	at least two (2) undated counterparts of the New Lender TDH Debenture duly executed by TDH; and

(D)	at least two (2) undated counterparts of the New Lender TDAHK Debenture duly executed by TDAHK.

3.2	Closing obligations of the New Lender Security Agent

On the Closing Date, the New Lender Security Agent shall deliver or cause to be delivered by way of electronic means to the Escrow Agent (to be held in escrow for the benefit of the Security Providers, the New Lenders and the New Lender Security Agent):

(a)	at least two (2) undated counterparts of the New Lender TDH Share Charge duly executed by the New Lender Security Agent;

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(b)	at least two (2) undated counterparts of the New Lender TDAHK Share Charge duly executed by the New Lender Security Agent;

(c)	at least two (2) undated counterparts of the New Lender TDH Debenture duly executed by the New Lender Security Agent; and

(d)	at least two (2) undated counterparts of the New Lender TDAHK Debenture duly executed by the New Lender Security Agent.

3.3	Closing obligations of the Seller Security Agent

On the Closing Date, the Seller Security Agent shall:

(a)	deliver or cause to be delivered by way of electronic means to the Escrow Agent (to be held in escrow for the benefit of the Security Providers, the Sellers and the Seller Security Agent) (and the Seller Security Agent undertakes to deliver or cause to be delivered the originals to the Escrow Agent in accordance with Clause 5.4(c)(iii)):

(i)	at least two (2) undated counterparts of the Seller TDH Share Charge duly executed by the Seller Security Agent; and

(ii)	at least two (2) undated counterparts of the Seller TDAHK Share Charge duly executed by the Seller Security Agent; and

(b)	execute in his capacity as a director of TDH the signature pages to such ancillary documents to be executed by Mr. Wayne Edward Dearing as a director of TDH as scheduled to the Seller TDH Share Charge, and to hold such documents in his capacity as Seller Security Agent; and

(c)	execute in his capacity as a director of TDAHK the signature pages to such ancillary documents to be executed by Mr. Wayne Edward Dearing as a director of TDAHK as scheduled to the Seller TDAHK Share Charge, and to hold such documents in his capacity as Seller Security Agent.

4.	Escrow Arrangement

4.1	Escrow Documents

(a)	The Escrow Agent shall immediately notify all Parties in writing upon receipt of all Escrow Documents on the Closing Date.

(b)	The Escrow Agent shall hold the Escrow Documents on trust for the benefit of the relevant Security Providers and the Security Holders from the Closing Date to the Repayment Date.

(c)	On the Repayment Date, the Seller Security Agent shall notify the Escrow Agent in writing confirming the fulfilment of the conditions precedent under Clause 5.1 (Conditions precedent) (the Confirmation). Upon receipt of the Confirmation, the Escrow Agent shall effect and deliver the Seller Share Charges and the New Lender Security Documents in accordance with Clause 5.3 (Effectiveness of this Deed) and Clause 5.4 (Delivery of Security Documents).

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4.2	Authorisations

(a)	With respect to the Seller Share Charges, each of the Security Providers, the Sellers and the Seller Security Agent hereby authorises the Escrow Agent to, upon receipt of the Confirmation, (i) date the original counterparts of each Seller Share Charge to which it/he is a party; and (ii) deliver the Seller Share Charges to the Security Providers and the Seller Security Agent on the Repayment Date. The e-mailed copies of the documents referred to in Clause 3 (Closing Obligations) shall be deemed to be originals for the purposes of this Clause 4.2(a) and Clause 5.3 (Effectiveness of this Deed).

(b)	With respect to the New Lender Security Documents, each of the Security Providers, the New Lenders and the New Lender Security Agent hereby authorises the Escrow Agent to, upon receipt of the Confirmation, (i) date the original counterparts of each New Lender Security Document to which it/he is a party; and (ii) deliver the New Lender Security Documents to the Security Providers and the New Lender Security Agent on the Repayment Date. The e-mailed copies of the documents referred to in Clause 3 (Closing Obligations) shall be deemed to be originals for the purposes of this Clause 4.2(b) and Clause 5.3 (Effectiveness of this Deed).

4.3	Return of Escrow Documents

If the Seller Security Agent notifies the Escrow Agent in writing that the conditions precedent under Clause 5.1 (Conditions precedent) have not been fulfilled, the Escrow Agent shall, within three (3) Business Days of such notice:

(a)	return to Grom the originals of the Escrow Documents received by it pursuant to Clause 5.4(b)(i); and

(b)	return to the New Lender Security Agent the originals of the Escrow Documents received by it pursuant to Clause 5.4(b)(ii).

5.	Consent

5.1	Conditions precedent

The granting of the consent under Clause 5.2 (Consent) is subject to the fulfilment of each of the following conditions:

(a)	on the Closing Date, the Seller Security Agent shall have received a written confirmation in writing from the Escrow Agent confirming that the Escrow Agent has received the Escrow Documents in accordance with Clause 3 (Closing Obligations); and

(b)	the Repayment Amount shall have been transferred to the Seller Account in accordance with the Payment Instruction and received by the Sellers, and the Seller Notes shall have been partially repaid or settled in accordance with Clause 2 (Repayment of Seller Notes) such that the outstanding amount payable under the Seller Notes will be US$1,000,000 or less.

5.2	Consent

Subject to the fulfilment of the conditions precedent under Clause 5.1 (Conditions precedent), each of the Sellers and the Seller Security Agent consents to the creation of the New Lender Security and agrees that the creation and existence of the New Lender Security is not a breach of, or default under, the Seller Security, any Seller Transaction Document or this Deed.

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5.3	Effectiveness of this Deed

Upon the granting of consent under Clause 5.2 (Consent), (i) the Escrow Agent shall date and deliver the Seller Share Charges and the New Lender Security Documents in accordance with Clause 4.2 (Authorisations), and the Seller Share Charges and the New Lender Security Documents shall take effect on the Repayment Date; and (ii) the Seller Security and the New Lender Security shall be subject to the provisions of Clause 6 (Securities and distributions) and Clause 7 (Dealings between Security Holders). For the purposes of this Clause 5.3, the e-mailed copies of the documents referred to in Clause 3 (Closing Obligations) shall be deemed to be originals for the purposes of the effectiveness of the Seller Share Charges and the New Lender Security Documents.

5.4	Delivery of Security Documents

(a)	On the Repayment Date, the Escrow Agent shall deliver a copy of each of (i) the Seller Share Charges dated as of the Repayment Date and duly executed by all parties thereto; and (ii) the New Lender Security Documents dated as of the Repayment Date and duly executed by all parties thereto, to the Security Providers and the Security Holders.

(b)	As soon as practicable and in any event within three (3) Business Days after the Repayment Date:

(i)	the Security Providers shall deliver or cause to be delivered to the Escrow Agent the originals of the Escrow Documents as set out in Clause 3.1(b)(i) and Clause 3.1(b)(iii); and

(ii)	the New Lender Security Agent shall deliver or cause to be delivered to the Escrow Agent the originals of the Escrow Documents set out in Clause 3.2.

(c)	As soon as practicable and in any event within ten (10) Business Days after the Repayment Date:

(i)	the Escrow Agent shall:

(A)	deliver or cause to be delivered to the Seller Security Agent (or its Authorised Representative):

(I)	one (1) original counterpart of the Seller TDH Share Charge duly executed by Grom, together with the originals of the documents as set out in Clause 3.1(b)(i)(B);

(II)	one (1) original counterpart of the Seller TDAHK Share Charge duly executed by TDH, together with the originals of the documents as set out in Clause 3.1(b)(i)(D);

(III)	a certified true copy of each of the Convertible Notes and the Convertible Notes Subscription Agreements dated as of the Closing Date and duly executed by all parties thereto, in such form and substance satisfactory to the Seller Security Agent; and

(IV)	a certified true copy of each New Lender Security Document dated as of the Repayment Date and duly executed by all parties thereto, in such form and substance satisfactory to the Seller Security Agent;

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(B)	deliver or cause to be delivered to the Security Providers one (1) original of each New Lender Security Document dated as of the Repayment Date and duly executed by all parties thereto;

(C)	deliver or cause to be delivered to the New Lender Security Agent:

(I)	one (1) original of each New Lender Security Document dated as of the Repayment Date and duly executed by all parties thereto, together with the share certificates as required under the respective New Lender Security Documents; and

(II)	a certified true copy of each Seller Share Charge dated as of the Repayment Date and duly executed by all parties thereto, in such form and substance satisfactory to the New Lender Security Agent; and

(ii)	the Security Providers shall deliver or cause to be delivered to the Seller Security Agent (or its Authorised Representative) the originals of the share certificates as set out in Clause 3.1(b)(ii); and

(iii)	the Seller Security Agent (or its Authorised Representative) shall deliver or cause to be delivered to the Escrow Agent one (1) original counterpart of each Seller Share Charge duly executed by the Seller Security Agent set out in Clause 3.3(a).

6.	Securities and distributions

6.1	Application of this Clause

The application of this Clause 6 is subject to the granting of consent under Clause 5 (Consent).

6.2	Equal ranking

In respect of all Secured Assets, the Seller Security ranks equally with the New Lender Security for all Secured Obligations under the respective Securities, without priority of one over the other.

6.3	Application of money and proceeds

All money and proceeds received or recovered from the disposal of, or other dealing with, the Secured Assets (whether or not arising from the enforcement of any Security including any insurance or compensation proceeds for loss or damage to the Secured Assets payable to a Security Holder), must be applied and distributed:

(a)	in the case of an enforcement of any Security, first to pay costs, charges, liabilities and expenses of any Receiver appointed by a Security Holder under the Security in exercising or performing any Power (or attempting to do so) relating to the enforcement and the Secured Assets, and any remuneration of that Receiver; and

(b)	in any case after payment of amounts referred to in Clause 6.3(a) (Application of money and proceeds), to each of Security Holder A and Security Holder B to pay Secured Obligations rateably based on the proportion which each of Security Holder A's Secured Obligations and Security Holder B's Secured Obligations bears to the aggregate of the Secured Obligations of Security Holder A and Security Holder B,

or as otherwise agreed by the Security Holders in writing.

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6.4	Contingent liabilities

If a Security secures a contingent liability owed to a Security Holder, until that Security Holder is satisfied that the contingent liability has been extinguished, that Security Holder may retain from the proceeds of the exercise of any Power an amount consistent with the arrangements established under Clause 6.2 (Equal ranking) and Clause 6.3 (Application of money and proceeds) which it reasonably estimates to be the amount of the contingent liability.

6.5	Arrangements paramount

This Deed and the arrangements in it apply despite anything which might otherwise affect them, including:

(a)	anything contained in any Security;

(b)	the order of creation, execution, attachment, perfection, filing for registration or registration of any Security;

(c)	the order in which any Secured Obligations secured by any Security was made available or came into existence;

(d)	an increase or decrease in the amount secured by any Security for any reason;

(e)	the order in which any Powers are exercised (including the appointment of a Receiver), whether under a Security or any other document relating to any Secured Obligations secured by any Security;

(f)	any partial discharge or release of any Security or Secured Assets;

(g)	any notice received by a Security Holder pursuant to a Security, or of an Encumbrance; or

(h)	any law, rule of equity or order or decision of any Governmental Authority to the contrary.

6.6	Continuation

Subject to Clause 14.4 (Reinstating avoided transaction), the priority arrangements in this Deed will continue until:

(a)	there is no longer any Secured Assets; or

(b)	agreed otherwise by the Security Holders in writing.

6.7	Other property

Nothing in this Deed affects the operation of a Security to the extent it secures property or assets other than the Secured Assets.

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7.	Dealings between Security Holders

7.1	Application of this Clause

The application of this Clause 7 is subject to the granting of consent under Clause 5 (Consent).

7.2	Title documents

Unless otherwise agreed between the Security Holders:

(a)	subject to the provisions of the Seller Share Charges and the New Lender Share Charges, the Seller Security Agent has the right to possession of each document of title to the Seller Secured Assets, and each other document evidencing or conferring any right or benefit on or in relation to the Seller Secured Assets;

(b)	the New Lender Security Agent has the right to possession of each document of title to the New Lender Secured Assets (other than the Seller Secured Assets), and each other document evidencing or conferring any right or benefit on or in relation to the New Lender Secured Assets (other than the Seller Secured Assets); and

(c)	if the Seller Security Agent fully releases all Seller Secured Assets from the Seller Security and the New Lender Security remains outstanding at that time, the Seller Security Agent agrees to deliver to the New Lender Security Agent all documents of title within the Seller Security Agent's possession or control to the Seller Secured Assets which then remains subject to the New Lender Security.

7.3	Distribution

If a Security Holder (Recipient) receives or recovers an amount pursuant to its Security which the other Security Holder (Claimant) has a right to receive pursuant to this Deed, the Recipient must:

(a)	promptly notify the Claimant of the amount received or recovered; and

(b)	promptly pay an equivalent amount (net of its reasonable enforcement and costs incurred in obtaining the amount) to, or as directed by, the Claimant.

On the Claimant's receipt of the Recipient's payment under Clause 7.3(b) (Distribution), each Security Provider acknowledges that the Recipient will be taken to not have received the relevant amount, and the Security Provider's liability to the Recipient will not be reduced or discharged by that amount.

This Clause 7.3 (other than Clause 7.3(a)) (Distribution) applies to any amount received by the Recipient from the Claimant which the Claimant subsequently claims because of Clause 14.4 (Reinstating avoided transaction).

7.4	Dealing with a Security

A Security Holder must not transfer, assign or otherwise deal with any of its Security except:

(a)	for the purpose of enforcement of a Security in accordance with this Deed;

(b)	where any Person taking a transfer or assignment of that Security first enters into a deed with the other Parties on the same terms as this Deed; or

(c)	where the other Security Holder first agrees in writing.

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7.5	Increasing the Secured Obligation

Each Security Holder agrees not to increase the amount of, or grant additional, financial accommodation comprising Secured Obligations without the other Security Holder's prior written consent.

7.6	Default under Security

Each Security Holder must notify the other Security Holder at least three (3) Business Days in advance of any decision or wish on its part to enforce its Security, together with:

(a)	reasonable details of any Event of Default that has occurred under its Security; and

(b)	a breakdown of the Secured Obligations owed to it and secured by its Security.

7.7	Exercise of Powers and enforcement

(a)	No Security Holder is required to obtain the consent of the other Security Holder before exercising a Power in relation to the Secured Obligations.

(b)	The Security Holders will consult with each other in good faith and co-operate to the extent possible, with a view to determining what action is to be taken before enforcing their respective Powers under a Security and as to the enforcement of those Powers and any Security.

7.8	Sale of Secured Assets

On the sale of any Secured Assets pursuant to an enforcement by a Security Holder of its Security, the other Security Holder must provide to the enforcing Security Holder duly executed releases of the other Security Holder's Security concerning that Secured Assets in registrable form (if applicable), together with any other necessary documents to enable registration of, the releases.

8.	Representations and warranties

8.1	General representations and warranties

Each Party represents and warrants to each other Party that:

(a)	in respect of each of GSE, Grom, TDH and TDAHK, it is a corporation or company (as the case may be) duly incorporated under the Laws of its jurisdiction of incorporation and is validly existing, in good standing and solvent, and has full power, authority and legal right to own its property and assets and to carry on its businesses;

(b)	it/he/she has full power, authority and legal right to enter into and engage in the transactions contemplated by this Deed and have taken or obtained all necessary corporate and other action to authorise the execution and performance of this Deed;

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(c)	the obligations expressed to be assumed by it/him/her under this Deed are legal, valid and binding and enforceable obligations and no limit on its powers will be exceeded as a result of the performance by it/him/her of any of its/his/her obligations hereunder;

(d)	neither the execution of this Deed nor the performance by it/him/her of any of its/his/her obligations or the exercise of any of its/his/her rights hereunder will conflict with or result in a breach of any Law, Governmental Order, Approval, agreement or obligation applicable to it/him/her or (where applicable) its constitutional documents or cause any limitation placed on it or the powers of its directors to be exceeded;

(e)	in any proceedings (whether arbitration or otherwise) taken in Hong Kong in relation to this Deed, the choice of Hong Kong Law as the governing law of this Deed will be recognised and enforced in Hong Kong after compliance with the applicable procedural rules in Hong Kong;

(f)	all Approvals required from any Governmental Authority or any other Person:

(i)	for or in connection with the execution, validity, performance and enforcement of this Deed;

(ii)	for it to enter into, exercise its rights and comply with or perform its/his/her obligations in this Deed and the transactions contemplated by it/him/her; and

(iii)	in respect of each of GSE, Grom, TDH and TDAHK, to make this Deed admissible in evidence in its jurisdiction of incorporation,

have been duly obtained and/or effected and are in full force and effect.

8.2	By the Security Providers

Each Security Provider:

(a)	represents and warrants to each Security Holder that:

(i)	it has given each Security Holder true and complete copies of all the Seller Security and the New Lender Security, and those documents evidence all terms of Encumbrances held by the Security Holders over the Secured Assets;

(ii)	it has fully disclosed in writing to each Security Holder all facts, documents or other information known to it and material to the assessment of the nature and amount of risk undertaken by each Security Holder in entering into and performing this Deed; and

(iii)	all information it provided to each Security Holder in connection with this Deed is accurate in all material respects and not deficient, misleading or deceptive in any material respect (whether by its inclusion or by omission of other information); and

(b)	repeats each of the above representations and warranties with reference to the facts and circumstances at the time, on each day until this Deed terminates.

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8.3	Reliance and survival

Each Party giving a representation and warranty in this Clause 8 (Representations and warranties) acknowledges that:

(a)	each Security Holder has entered into this Deed in reliance on those representations and warranties; and

(b)	those representations and warranties survive execution and delivery of the Security and the provision of financial accommodation under them.

9.	Security Provider provisions

9.1	Acknowledgment

Each Security Provider acknowledges that:

(a)	its obligations under or in relation to each Security given to a Security Holder are not in any way affected by this Deed (other than as expressly provided in this Deed) or by any failure by a Security Holder to comply with this Deed; and

(b)	this Deed is for the benefit of the Security Holders, and not for the benefit of any Security Provider.

9.2	Co-operation

Each Security Provider undertakes to each Security Holder to co-operate and do everything necessary for the effective implementation of this Deed.

9.3	Cross default

Each Security Provider agrees that, irrespective of the terms of any Security, if an Event of Default occurs under a Security Holder's Security, an Event of Default is taken to have occurred under the other Security Holder's Security.

9.4	No subrogation

Each Security Provider irrevocably and unconditionally waives its rights to, and must not, claim or exercise a right of subrogation or contribution in respect of, request a transfer or assignment of, or otherwise directly or indirectly claim the benefit of, a Security Holder's Power or a Security, unless:

(a)	all Secured Obligations have been fully and finally repaid and each Security Holder is satisfied that no Avoidance will occur; or

(b)	each Security Holder has first consented in writing.

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9.5	Provide copies of Security and variations

Each Security Provider must provide to each Security Holder a certified true copy of:

(a)	each Security of the other Security Holder to which it is a party, on the same day that the Security is created (or on the date of this Deed if already in existence); and

(b)	any variation or replacement to such Security, on the same day that the variation or replacement comes into effect.

10.	Payments

10.1	Manner of payment

All payments by a Security Provider or a Security Holder under this Deed must be made in immediately available funds, in US Dollars and in full without set-off, counterclaim or, unless prohibited by law, deduction or withholding.

10.2	Payments and receipts in foreign currency

If for any reason a Security Holder receives or recovers any amount (Paid Amount) under or in relation to this Deed in a currency other than US Dollars, the amount which the Security Holder will be taken to have received or recovered for the purposes of this Deed will be the US Dollar amount to which the Security Holder could have converted the Paid Amount, in accordance with its normal procedures, at the time of the receipt or recovery less the costs of the conversion.

10.3	Due day for payment

If the due date for payment of any amount under this Deed is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

11.	Costs, expenses and Taxes

11.1	Costs and expenses of Security Providers

Each Security Provider will pay its own costs and expenses in connection with this Deed.

11.2	Amendment costs

If a Security Provider requests an amendment, waiver or consent under this Deed, the Security Provider shall on demand reimburse the relevant Security Holder all costs and expenses (including legal fees) reasonably incurred by such Security Holder in responding to, evaluating, negotiating or complying with that request or requirement.

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11.3	Enforcement costs

Each Security Provider shall on demand pay to each Security Holder the amount of all costs and expenses (including legal fees) reasonably incurred by such Security Holder in connection with the exercise, enforcement or protection of, or the attempt to exercise, enforce or protect, a Power under this Deed.

11.4	Taxes, fees and charges

Each Security Provider must pay all:

(a)	Taxes, fees and charges in connection with this Deed or any payment, receipt, supply or other transaction carried out pursuant to, or contemplated by, this Deed, including Taxes passed onto a Security Holder by another financial institution or supplier of goods and services; and

(b)	fines and penalties for late payment or non-payment of those amounts, except where the Security Provider places a Security Holder in cleared funds to make the payment not less than five (5) Business Days before the due date and the Security Holder fails to make the payment.

Each Security Provider must pay or reimburse each Security Holder on demand for all such amounts which are payable or which the Security Holder determines in good faith to be payable.

12.	Notices and other communications

12.1	Service of notices

A notice, demand, consent, approval, service of proceedings or other communication under this Deed (Notice) must be:

(a)	in writing, in English and signed by a Person duly authorised by the sender; and

(b)	(i) hand delivered; or (ii) sent by prepaid post or internationally recognised courier service; or (iii) sent by email; or (iv) sent by facsimile, to the recipient's address, facsimile number or email address for Notices specified in the 'Details' section of this Deed, in each case as varied by any Notice given by the recipient to the sender.

12.2	Effective on receipt

A Notice given in accordance with Clause 12.1 (Service of notices) takes effect when received (or at a later time specified in it), and is taken to be received:

(a)	if hand delivered, on delivery; or

(b)	if sent by prepaid post or internationally recognised courier service, two (2) Business Days after the date of posting (or seven (7) Business Days after the date of posting if posted to or from a place outside Hong Kong); or

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(c)	if sent by way of email to the recipient's email address for Notices specified in the 'Details' section of this Deed, upon such email being sent by the sender and no transmission error message being received by the sender; or

(d)	if sent by facsimile, when the sender's facsimile system generates a message confirming successful transmission of the entire Notice unless, within eight (8) Business Hours after the transmission, the recipient informs the sender that it has not received the entire Notice, but if the delivery, receipt or transmission is not on a Business Day or is after 5.00pm on a Business Day, the Notice is taken to be received at 9.00am on the next Business Day.

13.	Assignment

13.1	By Security Holder

A Security Holder may not assign, transfer or dispose of its Security to or in favour of any Person unless that Person enters into a deed with the other Parties by which it undertakes that it is bound by all of the terms of this Deed as a Security Holder the rights and obligations of the Security Holder are transferred by novation to that Person. In addition to any rights a Security Holder may have under this Clause 13.1 (By Security Holder), each Party agrees with each Security Holder that is a security trustee that:

(a)	a Security Holder may assign its rights and novate or otherwise transfer its obligations under this Deed to any replacement or successor security trustee that is appointed in accordance with the Seller Security Trust Deed or the New Lender Security Agent Agreement, as the case may be (New Security Trustee); and

(b)	if requested, it will enter in to a novation deed with that Security Holder and any New Security Trustee in a form acceptable to the Security Holder and the New Security Trustee.

13.2	By Security Providers

A Security Provider may not assign, transfer or otherwise deal with its rights, interests or obligations under this Deed without the prior written consent of all Security Holders.

14.	Protection provisions

14.1	Security Holder not liable

To the extent permitted by Law, a Security Holder will not be liable to anyone for any Loss in relation to an exercise or attempted exercise of a Power, or a failure or delay in doing so.

14.2	Security Holder not restricted

A Security Holder need not:

(a)	exercise a Power, give a consent or make a decision under a Security unless the Security expressly provides otherwise; or

(b)	resort to an Encumbrance, guarantee or Power before resorting to any other of them.

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14.3	Indemnities and reimbursement obligations

A Security Holder need not incur an expense or make a payment before enforcing an indemnity or reimbursement obligation in this Deed. Unless otherwise stated, each such indemnity or reimbursement obligation is separate and independent of each other obligation of the Party giving it, is absolute, irrevocable, unconditional and payable on demand and continues despite any settlement of account, termination of this Deed or any Security or anything else.

14.4	Reinstating avoided transaction

If a payment or other transaction relating to this Deed or a Security is void, voidable, unenforceable or defective for any reason or a related claim is upheld, conceded or settled (each an Avoidance), then even though any Party knew or should have known of the Avoidance:

(a)	the liability of the Parties and each Security Holder's Powers will be what it would have been, and will continue, as if the payment or transaction had not occurred; and

(b)	the Parties will immediately execute and do anything required by a Security Holder to restore the Parties to the position they were in immediately before the Avoidance (including reinstating this Deed).

This Clause 14.4 (Reinstating avoided transaction) survives any termination or full or partial discharge or release of any Security.

14.5	Authorised Representatives and communications

Each Security Provider:

(a)	irrevocably authorises each Security Holder to rely on a certificate by any Person purporting to be its director or company secretary as to the identity and signatures of its Authorised Representatives, and to rely on any notice or other document contemplated by this Deed which bears the purported signature (whether given by facsimile or otherwise) of its Authorised Representative; and

(b)	warrants that those Persons have been authorised to give notices and communications under or in connection with this Deed.

15.	General provisions

15.1	Consideration

Each Party acknowledges entering into this Deed for valuable consideration received from the other Parties.

15.2	Prompt performance

If a time is not specified for the performance of an obligation under this Deed, it must be performed promptly.

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15.3	Powers

Powers under this Deed are cumulative and do not limit or exclude Powers under Law. Full or partial exercise of a Power does not prevent a further exercise of that or any other Power. No failure or delay in exercising a Power operates as a waiver or representation. Unless expressly provided in this Deed, no Power nor any Security merges in, limits, adversely affects or is adversely affected by any other Power, Security or judgment which a Security Holder (or anyone claiming through it) may have or obtain.

15.4	Consent and waivers

A consent or waiver by a Security Holder in relation to this Deed is effective only if in writing. If given subject to conditions, the consent or waiver only takes effect subject to compliance with those conditions to the Security Holder's satisfaction.

15.5	Notices or demands as evidence

A notice or certificate from or demand by a Security Holder stating that a default or Event of Default has occurred under its Security, or that a specified sum of money is owing or payable under its Security, is taken to be correct unless proved incorrect.

15.6	Severability

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the Law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Deed under the Law of that jurisdiction nor the legality, validity or enforceability of that or any other provision of this Deed under the Law of any other jurisdiction shall in any way be affected or impaired thereby.

15.7	Amendments

Any amendment or waiver of any provision of this Deed and any waiver of any default (in whole or in part) under this Deed shall only be effective if and to the extent that it is made in writing and signed by the Parties. Any amendment or waiver effected in accordance with this Clause 15.7 (Amendments) shall be binding upon each of the Parties.

15.8	Termination

Without prejudice to the termination of this Deed under any applicable Laws, this Deed shall terminate upon the payment and discharge in full of the Secured Obligations owed to either (i) the Sellers, to the satisfaction of the Seller Security Agent; or (ii) the New Lenders, to the satisfaction of the New Lender Security Agent.

15.9	Governing law

This Deed and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with the Laws of Hong Kong.

15.10	Jurisdiction

The courts of Hong Kong have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) and any non-contractual obligations arising out of or in connection with it (a Dispute). The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle any Dispute and accordingly no Party will argue to the contrary. This Clause 15.10 (Jurisdiction) is for the benefit of the Security Holders and the Receiver(s) only. As a result, none of the Security Holders and/or the Receiver(s) shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, each Security Holder or Receiver may take concurrent proceedings in any number of jurisdictions.

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15.11	Service of process

(a)	Without preventing any other mode of service, any document in an action or process may be served on any Party by being delivered to or left for that Party at its address for service of notices specified in the 'Details' section of this Deed.

(b)	Each of the Sellers and the Seller Security Agent irrevocably appoints Fansway Secretaries Limited of Rooms 1009-1012, 10/F, K. Wah Centre, 191 Java Road, North Point, Hong Kong as its agent to accept service of process under or in connection with this Deed, and Fansway Secretaries Limited accepts the appointment. If for any reason Fansway Secretaries Limited shall cease to be its process agent, the Seller Security Agent (for himself and on behalf of the Sellers) shall forthwith appoint a new process agent and deliver to each Party a copy of the new process agent's acceptance of that appointment within three (3) Business Days of such appointment.

(c)	Each of the New Lenders and the New Lender Security Agent shall appoint a process agent in Hong Kong to accept service of process under or in connection with this Deed (the Process Agent) as soon as possible, and in any event no later than thirty (30) days from the date of this Deed, and the New Lender Security Agent (on behalf of the New Lenders) shall deliver to each Party a copy of the Process Agent's acceptance of that appointment within three (3) Business Days of such appointment. If for any reason the Process Agent shall cease to be its process agent, the New Lender Security Agent (on behalf of the New Lenders) shall forthwith appoint a new process agent and deliver to each Party a copy of the new process agent's acceptance of that appointment within three (3) Business Days of such appointment.

(d)	Each of GSE and Grom irrevocably appoints TDH as its agent to accept service of process under or in connection with this Deed, and TDH accepts the appointment. If for any reason TDH shall cease to be its process agent, GSE and Grom shall forthwith appoint a new process agent and deliver to each Party a copy of the new process agent's acceptance of that appointment within three (3) Business Days of such appointment.

(e)	Nothing in this Deed shall affect the right to serve process in any other manner permitted by the applicable Laws.

15.12	No Presumption

Each Party acknowledges that any applicable Law that would require interpretation of any claimed ambiguities in this Deed against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Deed, no presumption or burden of proof or persuasion will be implied because this Deed was prepared by or at the request of any Party or its counsel.

15.13	Counterparts

This Deed may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimiled or e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Deed.

This Deed is executed as a deed and delivered on the date stated at the beginning of this Deed.

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Signing page

EXECUTED as a deed.

Sellers

SIGNED, SEALED AND DELIVERED by WAYNE EDWARD DEARING

SIGNED, SEALED AND DELIVERED by DAVID ARDEN PEABODY

SIGNED, SEALED AND DELIVERED by MICHAEL ALLARDICE GORDON HISCOCK

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Seller Security Agent

SIGNED, SEALED AND DELIVERED by WAYNE EDWARD DEARING

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New Lenders

EXECUTED AND DELIVERED AS A DEED by The Crone Law Group, P.C., being the lawful attorney of New Lenders

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New Lender Security Agent

EXECUTED AND DELIVERED AS A DEED by The Crone Law Group, P.C.

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GSE

EXECUTED AND DELIVERED AS A DEED by GROM SOCIAL ENTERPRISES, INC.

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Security Provider

EXECUTED AND DELIVERED AS A DEED by GROM HOLDINGS, INC.

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Security Provider

EXECUTED AND DELIVERED AS A DEED by TD HOLDINGS LIMITED, acting by two directors, in accordance with section 127 and 128 of the Companies Ordinance (Cap. 622)

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Security Provider

EXECUTED AND DELIVERED AS A DEED by TOP DRAW ANIMATION HONGKONG LIMITED, acting by two directors, in accordance with section 127 and 128 of the Companies Ordinance (Cap. 622)

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Escrow Agent

EXECUTED AND DELIVERED AS A DEED by The Crone Law Group, P.C.

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